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                                                                    EXHIBIT 10.4

                          SHAREHOLDERS VOTING AGREEMENT

      This Shareholders Voting Agreement, dated as of June 23, 2004, is made by and between Ronald G. Geary, of Louisville, Kentucky ("Geary") and Onex Partners LP, a Delaware limited partnership ("Onex").

                           - PRELIMINARY STATEMENTS -

      As of the date hereof, Geary is the legal and/or beneficial owner of 774,073 shares of common stock of Res-Care, Inc. (the "Company"), a Kentucky corporation, and options to purchase 601,702 shares of Company common stock (the "Options").

      Onex, along with other affiliated entities (the "Purchasers"), is entering into a Preferred Stock Purchase Agreement with the Company dated March 10, 2004, under which the Purchasers will purchase and the Company will sell 48,905 shares of Series A convertible preferred stock of the Company, subject to the terms of such Preferred Stock Purchase Agreement.

      Concurrently, the Purchasers are entering into a Stock Purchase Agreement dated March 10, 2004 (the "Shareholder Stock Purchase Agreement") with Geary wherein the Purchasers will purchase and Geary will sell 300,000 shares of common stock of the Company of which he is the legal and beneficial owner, subject to the terms of such Shareholder Stock Purchase Agreement.

      As a condition to entering into the Preferred Stock Purchase Agreement as well as the Stock Purchase Agreement, Onex is requiring that Geary enter into this Shareholders Voting Agreement which shall provide Onex: (i) the right to vote the Shares (as hereinafter defined) in all matters regarding the composition of the Board of Directors of the Company, and (ii) the first right to purchase any and all of the Shares that Geary desires to sell during the term of this Agreement.

      NOW THEREFORE, in consideration of the premises, and for good and valuable consideration, the parties agree as follows:

                                 -- AGREEMENT --

      1. Voting. Geary hereby grants Onex, or its authorized representative, and its successors and assigns, the sole legal right to vote the Shares (including any pledged Shares with respect to which Geary has retained voting rights), in person or by proxy, at any meeting of the Shareholders or by written consent, with respect to any matter involving or associated with the election, removal and/or replacement of any of the members of the Company's Board of Directors or any matter affecting the number of directors or composition of the Board. For purposes of this Agreement, the term "Shares" shall mean (i) those shares of common stock of the Company owned by Geary, personally (or owned by an entity controlled by Geary) as of the date of this Agreement and any and all shares of common stock of the Company acquired by Geary personally (or acquired by an entity controlled by Geary) during the term of this Agreement, and (ii) any shares of the common stock of the Company acquired upon the exercise of Options (net of any shares sold in effecting a cashless exercise of Options).
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      2. Proxy.

            (a) Geary shall execute a proxy (with the full power of substitution) in favor of Onex, or its designated representatives, in the form attached hereto as Exhibit A (the "Proxy") with the full power to vote and otherwise act with respect to the Shares on all matters specifically set forth in Section 1. The proxy shall only be exercisable in accordance with this Agreement, shall not be revoked prior to the termination of this Agreement, and shall automatically be revoked upon the termination or expiration of this Agreement.

            (b) Geary hereby revokes all other proxies and powers of attorney to vote and otherwise act with respect to the Shares on all matters specifically set forth in Section 1 which Geary may have heretofore appointed or granted and no subsequent proxy or power of attorney shall be given or written consent executed by Geary with respect to such matters prior to the termination or expiration of this Agreement.

            (c) Geary covenants and agrees that, except as contemplated by this Agreement, Geary has not entered into any voting agreement or granted a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

      3. Right of First Refusal.

            (a) In General. The parties intend to give the Purchasers a right of first refusal to acquire any Shares that Geary proposes to sell, but the parties do not intend to otherwise restrict any transactions involving the Shares or to otherwise limit Geary's full exercise of all rights of ownership, including the right to pledge the Shares as collateral, the right to transfer the shares to controlled entities or affiliates for estate planning purposes, and the right to contract for the sale or transfer of the Shares provided the Purchasers' right of first refusal is acknowledged and remains effective at all times.

            (b) Exclusive Right to Purchase the Shares. Geary hereby grants Onex the sole and exclusive first right to purchase any of the Shares Geary desires to sell or otherwise transfer during the term of this Agreement. If Geary desires to sell any or all of the Shares, Geary will deliver to Onex written notice of his intent to sell which shall specify (i) the number of Shares owned by Geary which Geary wishes to sell (the "Offered Shares"), (ii) the proposed cash purchase price per share of the Offered Shares or the proposed method and terms of sale if the purchase price will be set at the market or otherwise based on future events (the "Offer Price") and (iii) all other terms and conditions of the offer. The notice shall be given not less than five days prior to the date of the proposed sale. Onex shall have the right to purchase the Offered Shares on the same terms and conditions as the proposed sale, which right shall automatically expire if not exercised by the payment to Geary of the Offer Price at the same time and otherwise under the same conditions as the proposed sale. For example, if Geary proposes to sell the Shares at the market in a Rule 144 transaction, Geary shall give Onex at least five days notice of his intention to sell the Shares, specifying a date and time or method of executing the transaction, and Onex shall have the right to purchase the shares at the price that would have been received by Geary had the Shares been sold in accordance with Rule 144 in a market transaction at the specified time or in accordance with the specified method. If Onex does not accept the offer prior to the date of the proposed sale, Onex's right of first refusal shall automatically expire and Geary may execute the transaction as proposed. Provided, that if the Offer Price is to be received in a transaction with respect to which gain or loss will not be recognized by Geary for federal income purposes, the Offer Price to be paid by Onex shall be equal to the value of the consideration to be received and shall be grossed up to include an additional amount (the "gross up amount") sufficient to reimburse Geary for all federal, state, and local income or excise taxes payable on the sale to Onex, taking into account taxes payable on the Offer Price and the gross up amount. If for any reason a proposed transaction by Geary is not executed, Onex's right of first refusal shall apply to any subsequent proposed transaction.


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            (c) Legend on Share Certificates. The certificates evidencing all
Shares owned by Geary shall bear the following legend:

                  "The shares represented by this Certificate are subject to a Shareholders Voting Agreement dated June 23, 2004 by and between Ronald G. Geary and Onex Partners LP, a Delaware limited partnership. The Agreement contains certain provisions which (i) assign certain voting rights and (ii) a right of first refusal with respect to the shares.

            (d) Pledges, Permitted Transfers, and Contracts for Sale. If Geary pledges the Shares as collateral, or transfers the Shares to a family member or to an entity controlled by Geary or a family member, or contracts for the sale or other disposition of the Shares (such as a straddle transaction or for the delivery of the Shares to settle an obligation such as a prepaid variable share forward contract), or transfers the Shares to a charitable organization or in exchange for a partnership interest or other interest in an exchange fund or similar entity, Geary shall cause the pledgee, transferee, or other party to (i) acknowledge Onex' right of first refusal to purchase the Shares prior to any sale by such pledgee, transferee, or other party, and (ii) agree to be bound by the provisions of this Agreement with respect to the voting of the Shares and Onex' right of first refusal.

            (e) Currently Pledged Shares. Geary has previously pledged 700,000 of the Shares to (i) National City Bank, (ii) Stock Yards Bank & Trust, and
(iii) Old National Bank Corp. Onex is granted a right of first refusal with respect to such pledged Shares, but Onex takes its rights under this Agreement subject to the existing rights of such pledgee. Geary shall have no obligation whatsoever to cause such pledgee to grant Onex any rights with respect to the pledged Shares.

      4. Representations and Warranties of Geary. Geary hereby represents and warrants to Onex as follows:

            (a) Authority Relative to This Agreement. Geary is an adult, is a citizen of the United States of American and is competent to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Geary, and, constitutes a legal, valid and binding obligation of Geary, enforceable against Geary in accordance with its terms.


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            (b) No Conflict.

                  (i) The execution and delivery of this Agreement by Geary does not, and the performance of this Agreement by Geary does not, (A) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Geary or by which the Shares are bound or affected, or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Geary is a party or by which Geary or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by Geary of his obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by Geary does not, and the performance of this Agreement by Geary shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party.

            (c) Title to the Shares. As of the date hereof, Geary is the record and/or beneficial owner of the Shares and Options, which are all of the securities of the Company owned, either of record or beneficially, by Geary, and which are set forth on Exhibit 1. Except as provided in this Agreement, Geary has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. The Shares and the Options are free and clear of all liens and encumbrances, except (i) the liens and encumbrances on the pledged Shares identified in Section 3(e), and (ii) the liens and encumbrances of the agreements pursuant to which the Options were issued.

      5. Conditions Precedent. The obligations of the parties under this Agreement to enter into and complete the transactions contemplated herein are conditioned upon the closing of the Shareholder Stock Purchase Agreement.

      6. Miscellaneous.

            (a) Term and Termination. This Agreement shall become effective upon the closing of the Shareholder Stock Purchase Agreement. All obligations hereunder shall terminate upon the earliest to occur of the following: (i) the mutual written consent of all parties; (ii) at such time as the Purchasers own legally or beneficially less than 14,428 shares of the outstanding Series A Convertible Preferred stock of the Company (determined on an as converted basis); (iii) upon the termination of Geary's employment by the Company for any reason whatsoever, with or without cause; (iv) upon Geary's resignation or termination of his employment by the Company for good reason; (v) upon a change in control of the Company; (vi) upon Geary's retirement as an employee of the Company upon the normal termination of his current employment contract, or (vii) a merger, consolidation, share exchange, or other business combination in which the Company is not the acquiror. Provided, that if the obligations hereunder terminate as a result of the events described in clauses (iii), (iv), or (vi), then (A) Purchasers shall have the right (but not the obligation) to submit an offer to Geary to purchase any Shares then held by Geary, and Geary shall have the right (but not the obligation) to submit an offer to Purchasers to sell any Shares then held by Geary, and (B) the recipient of the offer shall give such offer due consideration.


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            (b) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

            (c) Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If Geary shall acquire ownership of, or voting power with respect to, any additional shares of Company common stock in any manner, whether by the exercise of any Options or any securities or rights convertible into or exchangeable for Company common stock, operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares, Geary shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, Geary specifically agrees that his obligations hereunder shall not be terminated by operation of law, whether by his death or incapacity or otherwise.

            (d) Entire Agreement. This Agreement constitutes the entire agreement between Onex and Geary with respect to the subject matter hereof and supercedes all prior agreements and understandings, both written and oral, between Onex and Geary with respect to the subject matter hereof.

            (e) Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            (f) Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

            (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.


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            (h) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepare, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

                  If to Geary at:    603 Flat Rock Road
                                     Louisville, Kentucky 40245

                  With a copy to:    C. Christopher Trower, Esq.
                                     3159 Rilman Rd. NW
                                     Atlanta, Georgia 30327-1503

                  If to Onex at:     712 Fifth Ave., 40th Floor
                                     New York, NY 10019
                                     Attn: Robert M. Le Blanc

                  With a copy to:    James C. Seiffert, Esq.
                                     STITES & HARBISON PLLC
                                     400 West Market Street, Suite 1800
                                     Louisville, KY 40202-3352

            (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

            (j) Submission To Jurisdiction; Consent To Service Of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of the United States District Court in the Commonwealth of Kentucky, for any actions, suits or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6(h) of this Agreement shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the court of the Commonwealth of Kentucky or in the United States District Court for the Commonwealth of Kentucky, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


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      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.


                                    /s/ Ronald G. Geary
                                    --------------------------------------------

                                    Ronald G. Geary

                                    ONEX PARTNERS LP

                                    By: ONEX PARTNERS GP LP, its General Partner

                                    By: ONEX PARTNERS MANAGER, LP, its Agent

                                    By: ONEX PARTNERS MANAGER GP, INC.,
                                        its General Partner

                                    By:

                                    /s/ Robert M. Le Blanc
                                    --------------------------------------------
                                         Name:  Robert M. Le Blanc
                                         Title:  Managing Director

                                    By:

                                    /s/ Eric J. Rosen
                                    --------------------------------------------
                                         Name:  Eric J. Rosen
                                         Title:   Mnaging Director


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                                                                   EXHIBIT 10.4

                              APPOINTMENT OF PROXY

      The undersigned, as a shareholder of RES-CARE, INC., a Kentucky corporation (the "Corporation"), appoints Robert M. Le Blanc, Vice President of ONEX PARTNERS GP, INC., an affiliate of ONEX PARTNERS LP, a Delaware limited partnership ("ONEX") as my attorney-in-fact, agent, and proxy, with the full power of substitution and revocation, to attend any and all meetings, annual or special, of the shareholders of the Corporation, and to vote and otherwise act in accordance with his judgment or provide his consent with respect to all shares of common stock of the Corporation which the undersigned is then entitle to vote on all questions, propositions, resolutions or any other matters which may come before any such meeting (or any adjournment thereof) or are the subject of any written consent, which deal specifically with the election, removal or replacement of members of the Company's Board of Directors or any mater affecting the number of directors or composition of the Board, and act in my behalf and in my name as fully as I could act as if I were present at such meeting or meetings.

      This appointment of an proxy is issued in accordance with the terms of a Shareholders Voting Agreement by and between the undersigned and ONEX, dated June 23, 2004, (the "Agreement") and is coupled with an interest. This appointment will terminate in accordance with the termination or expiration of the Agreement.


                                                  /s/ Ronald G. Geary
                                                  ------------------------------
                                                  Ronald G. Geary

Dated June 23, 2004

Witness:


/s/ Mary D. Peters
--------------------------


/s/ Alan K. MacDonald
--------------------------